Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-86424; 333-62545; 333-36366; 333-36364; 333-67330; 333-104225; 333-115277; 333-124534; and 333-151920), on Form S-3 (No. 333-108730) and on Form S-4 (No. 333-97899) of Schlumberger Limited of our report dated February 11, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Houston, Texas
February 11, 2009